SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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[ ] Preliminary Proxy Statement                    [ ]   Confidential, for Use of the
                                                                                 Commission Only (as permitted
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[X] Definitive Proxy Statement

[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DYNAMIC MATERIALS CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DYNAMIC MATERIALS CORPORATION
5405 Spine Road
Boulder, Colorado 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2003

To the Stockholders of
DYNAMIC MATERIALS CORPORATION: September 15, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DYNAMIC MATERIALS CORPORATION, a Delaware corporation (the "Company"), will be held on October 15, 2003 at 9:00 a.m. local time at 5405 Spine Road, Boulder, Colorado 80301 for the following purposes:

    To elect Mr. Bernard Hueber and Mr. Gerard Munera as directors to hold office until the 2006 meeting of stockholders.
    To approve the amendment of the Employee Stock Purchase Plan to increase the number of shares thereunder from 175,000 to 225,000.
    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Board of Directors has fixed the close of business on August 25, 2003, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ RICHARD A. SANTA

RICHARD A. SANTA
Vice President, Chief Financial Officer and Secretary

Boulder, Colorado

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE, WITH POSTAGE PREPAID IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

DYNAMIC MATERIALS CORPORATION
5405 Spine Road
Boulder, Colorado 80301

_______________

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 15, 2003

_______________

Information Concerning Solicitation and Voting

        General

        The enclosed proxy, attached as Appendix A, is solicited on behalf of the Board of Directors of Dynamic Materials Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on October 15, 2003 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The annual meeting will be held at the Company's offices at 5405 Spine Road, Boulder, Colorado. The Company intends to mail this proxy statement and accompanying proxy card on or about September 15, 2003, to all stockholders entitled to vote at the annual meeting.

        Solicitation

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock of the Company beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

        Voting Rights and Outstanding Shares

        Only holders of record of common stock at the close of business on August 25, 2003 will be entitled to notice of and to vote at the annual meeting. At the close of business on August 25, 2003, the Company had outstanding and entitled to vote 5,072,943 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting.

        All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be considered present at the annual meeting for the purpose of establishing a quorum.

        With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

        Brokerage firms who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of directors if such firms have not received voting instructions from a beneficial owner.

        Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 5405 Spine Road, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If no direction is indicated, the shares will be voted FOR the election of each of the nominees for director and FOR the increase in shares for the Employee Stock Purchase Plan. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the annual meeting.

        Stockholder Proposals

        Proposals of stockholders that are intended to be presented at the Company's 2004 annual meeting of stockholders must be received by the Company not later than March 31, 2004 in order to be included in the proxy statement and proxy relating to that annual meeting.

        Any stockholder proposal to be considered at the Company's 2004 annual meeting, but not included in the proxy materials, must be submitted in writing and received by the Company not fewer than 60 days prior to the 2004 annual meeting; provided, however, that in the event that fewer than 70 days' notice or public announcement of the date of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be received not later than the close of business of the tenth day following the day on which public announcement of the meeting date is first made by the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

       There are two nominees for election to the Board of Directors. Each director to be elected will hold office for a three-year term. In any event, a director elected pursuant to this proxy statement will hold office until his successor is elected and is qualified, or until such director's earlier death, resignation or removal.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

        NOMINEES

        The names of the nominees and certain information about them are set forth below.

        Mr. Bernard Hueber. Mr. Hueber, age 61, has served as director of the Company since June 2000 and had been Chairman of the Board of the Company until June 2002. Following his retirement from Groupe SNPE in June 2002, Mr. Hueber became Secretary General of the Federation of European Explosives Manufacturers (FEEM) and continues to serve in that capacity. From 1990 to December 2001, Mr. Hueber served as the Chairman of the Board and Chief Executive Office of Nobel Explosifs France. From January 2002 until his retirement from Groupe SNPE in June 2002, Mr. Hueber served as General Manager of Groupe SNPE's Industrial Explosives operating unit. From January 2003, Mr. Hueber has served as Secretary General of SAFEX International.

        Mr. Gerard Munera. Mr. Munera has served as a director of the Company since September 2000. From October 1996 to the present, Mr. Munera, age 67, has been General Manager of Synergex, a personally controlled holding company with diversified investments, including real estate, securities, gold mining and high technology industries. Mr. Munera is also Director of Security Biometrics, Inc. Between 1990 and 1991, Mr. Munera was Senior Vice President of Corporate Planning and Development and a member of the Executive Committee of RTZ plc. Between 1991 and 1994, Mr. Munera was President of Minorco (USA), a diversified $1.5 billion natural resources group. From 1994 to October 1996, Mr. Munera was Chairman and CEO of Latin American Gold Inc., a gold exploration and mining company.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

        Dr. George W. Morgenthaler. Dr. Morgenthaler, age 76, has served as a director of the Company since June 1986, and his current term will expire at the annual meeting of stockholders in 2004. Dr. Morgenthaler also served as a director during the period from 1971 to 1976. Dr. Morgenthaler has been a Professor of Aerospace Engineering at the University of Colorado at Boulder since 1986. He has served as Department Chair, Director of the University of Colorado's BioServe Commercial Space Center and Associate Dean of Engineering for Research. Previously, Dr. Morgenthaler was Vice President of Technical Operations at Martin Marietta's Denver Aerospace Division, Vice President Primary Products Division of Martin Marietta Aluminum Co. and Vice President and General Manager of the Baltimore Division of Martin Marietta Aerospace Co. Dr. Morgenthaler has served as a director of Computer Technology Assoc. Inc. from 1993 to 1999 and served as a director of Columbia Aluminum Company from 1987 to 1996.

        Mr. Bernard Fontana. Mr. Fontana, age 42, has served as a director of the Company since June 2000 and as Chairman of the Board of the Company since July 2003. He was President and Chief Executive Officer of the Company from June 2000 to November 2000. His current term as director will expire at the annual meeting of stockholders in 2004. Mr. Fontana is currently Executive Vice President of Groupe SNPE, a position he has held since February 2002. Since February 2002, Mr. Fontana has also served as Chairman and CEO of Isochem and Bergerac NC, subsidiaries of Groupe SNPE engaged in the manufacture of fine chemicals and specialty chemicals, respectively, and since June 2003 has served as Chairman and CEO of Nobel Explosifs France, a Groupe SNPE subsidiary that manufactures industrial explosives. Previously, Mr. Fontana was Executive Vice President of the Fine Chemicals division of Groupe SNPE from January 2001 to January 2002. Mr. Fontana has also been Vice President of Groupe SNPE, North America from September 1999 to February 2002 and President of SNPE, Inc. since November 1999. Mr. Fontana was Vice President of Strategy and Business Development of the Chemicals division of Groupe SNPE from June 1998 to September 1999, General Manager of SNPE Chimie from September 1996 to June 1998 and General Manager, Bergerac NC, a business unit of Groupe SNPE, from 1992 to September 1996.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

        Mr. Dean K. Allen. Mr. Allen, age 67, has served the Company as a director since July 1993. His current term as director will expire at the annual meeting of stockholders in 2005. In January 2001, Mr. Allen retired as President of Parsons Europe, Middle East and South Africa, a position he had held since February 1996. Mr. Allen was Vice President and General Manager of Raytheon Engineers and Constructors, Europe, from February 1994 to December 1995.

        Mr. Michel Philippe. Mr. Philippe, age 59, has served as director of the Company since June 2000 and was Chairman of the Board of the Company from September 2002 until July 2003. His current term will expire at the annual meeting of stockholders in 2005. Mr. Philippe was Senior Vice President of Corporate Financial and Legal Affairs of Groupe SNPE from 1990 until June 2003 when he left the employment of Groupe SNPE.

        Mr. Yves Charvin. Mr. Charvin, age 49, is currently Director of Corporate Development and Legal Counsel for Groupe SNPE, a position he has held since January 1995. His current term as director will expire at the annual meeting of stockholders in 2005. Previously, Mr. Charvin served as Chief of the Legal Department of Groupe SNPE from January 1989 to December 1994.

        Executive Officers

        The following individuals serve as executive officers of the Company. Each executive officer is elected by the Board of Directors and serves at the pleasure of the Board.

Name	Position	Age

Mr. Yvon Pierre Cariou	President and Chief Executive Officer	57
Mr. Richard A. Santa	Vice President, Chief Financial Officer and Secretary	52
Mr. John G. Banker	Vice President, Marketing and Sales, Clad Metal Division	56

        Mr. Yvon Pierre Cariou. Mr. Cariou has served as President and Chief Executive Officer since November 2000. From March 2000 to November 2000, Mr. Cariou was a consultant who performed research and development projects for the oil industry and market research for a start-up company. From November 1998 to March 2000, Mr. Cariou was President and Chief Executive Officer of Astrocosmos Metallurgical Inc., a division of Groupe Carbone Lorraine of France, involved in the design and fabrication of process equipment for the chemical and pharmaceutical industries. From September 1993 to September 1998, Mr. Cariou was a Partner and Vice President Sales and Marketing of Hydrodyne/FPI Inc. From January 1991 to September 1993, Mr. Cariou was President of MAINCO Corp. and ESCO Corp., manufacturing divisions of Nu-Swift, a public company based in the United Kingdom.

        Mr. Richard A. Santa. Mr. Santa has served as Vice President, Chief Financial Officer and Secretary of the Company since October 1996 and served as interim Chief Financial Officer from August 1996 to October 1996. Prior to joining the Company in August 1996, Mr. Santa was Corporate Controller of Scott Sports Group Inc. from September 1993 to April 1996. From April 1996 to August 1996, Mr. Santa was a private investor. From June 1992 to August 1993, Mr. Santa was Chief Financial Officer of Scott USA, a sports equipment manufacturer and distributor. Earlier in his career, Mr. Santa was a senior manager with Price Waterhouse, where he was employed for ten years.

        Mr. John G. Banker. Mr. Banker has served as Vice President, Marketing and Sales, Clad Metal Division since June 2000. From June 1996 to June 2000, Mr. Banker was President of CLAD Metal Products, Inc. From June 1977 to June 1996, Mr. Banker was employed by the Company and served in various technical, sales and management positions. Mr. Banker held the position of Senior Vice President, Sales and New Business Development from June 1991 to July 1995.

        Board Committees and Meetings

        During the fiscal year ended December 31, 2002, the Board of Directors held three meetings. The Board currently has an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During the year 2002, the Audit Committee was composed of Mr. Dean K. Allen, Dr. George W. Morgenthaler and Mr. Gerard Munera, three non-employee directors who meet the definition of "independent directors" under the National Association of Securities Dealers' listing standards. The Audit Committee met five times during the 2002 fiscal year.

        In June 2000, the Board adopted a written Charter of the Audit Committee which requires that, commencing on or before June 14, 2001, the Audit Committee be comprised of three or more independent directors, at least one of whom has relevant financial or accounting experience.

        The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and non-employee directors under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During the year ended December 31, 2002, the Compensation Committee was composed of four non-employee directors, Mr. Michel Philippe, Mr. Bernard Hueber, Mr. Dean K. Allen and Dr. George W. Morgenthaler. It met once during such fiscal year.

        During the fiscal year ended December 31, 2002, Mr, Bernard Fontana attended less than 75% of the number of meetings of the Board.

PROPOSAL 2

APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN TO INCREASE NUMBER OF ISSUABLE SHARES THEREUNDER FROM 175,000 TO 225,000

        In March 1997, the Board adopted, and the Company's stockholders subsequently approved, the Dynamic Materials Corporation Employee Stock Purchase Plan (the "Purchase Plan"). As of July 1, 2003, there were 175,000 shares of Common Stock authorized for issuance under the Purchase Plan. As of June 30, 2003, the Company had issued 154,277 shares under the Purchase Plan and 20,723 shares remained available for issuance.

        On July 1, 2003, the Board adopted an increase of the number of shares authorized for issuance under the Purchase Plan by 50,000 shares, from a total of 175,000 shares to 225,000 shares. The Board approved the increase of the number of shares authorized for issuance under the Purchase Plan to ensure that the Company can continue to provide a means by which employees of the Company may be given an opportunity to purchase Common Stock of the Company.

        Stockholders are requested in this Proposal 2 to approve the increase in the number of shares authorized for issuance under the Purchase Plan. The affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote will be required to approve the increase in the number of shares authorized for issuance under the Purchase Plan. Broker non-votes and abstentions are counted towards a quorum and will have no effect on this matter being proposed. A copy of the Purchase Plan, including the amendment proposed in this Proposal 2, is attached hereto as Appendix B.

        The essential features of the Purchase Plan are outlined below:

        PURPOSE

        The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

        ADMINISTRATION

        The Purchase Plan is administered by the Board, which has the final power to construe and interpret the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether any parent or subsidiary of the Company shall be eligible to participate in such plan. The Board has delegated administration of such plan to the Compensation Committee.

        OFFERINGS

        The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each such offering is of six months' duration.

        ELIGIBILITY

        Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated from time to time by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the continuous employ of the Company for such continuous period not equal to or greater than two years as the Board may require. The Board may provide that officers of the Company who are "highly compensated" as defined in the Code are not eligible to participate in an offering.

        Notwithstanding the foregoing, no employee is eligible for the grant of any rights under the Purchase Plan if, immediately after such grant, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options), nor will any employee be granted rights that would permit him to buy more than $25,000 worth of stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year.

        PARTICIPATION IN THE PLAN

        Eligible employees become participants in the Purchase Plan by delivering to the Company, within the time period specified in the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' earnings (as defined by the Board for each offering) during the specified purchase period.

        PURCHASE PRICE

        The purchase price per share at which shares are sold in an offering under the Purchase Plan may not be less than the lower of (a) 85% of the fair market value of a share of Common Stock on the date of commencement of the offering, or (b) 85% of the fair market value of a share of Common Stock on the date on which rights are exercised and purchases of such shares are made ("Purchase Date").

        PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        The purchase price of the shares is accumulated by payroll deductions over the offering period. A participant may reduce (including to zero) or increase or begin such payroll deductions after the beginning of any offering period only as provided for in the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may make additional payments into such account only if specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the offering period.

        PURCHASE OF STOCK

        By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under such plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares any employee may be granted the right to purchase and the maximum aggregate number of shares which may be purchased pursuant to such offering by all participants. In addition, in connection with any offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares which may be purchased pursuant to such offering by all eligible employees. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed any such maximum aggregate number, the Board would make a pro rata allocation of shares available in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the applicable price on one or more Purchase Dates established by the Board.

        WITHDRAWAL

        While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering and terminate his or her payroll deductions by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period except as provided by the Board in the offering.

        Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in such offering. An employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

        TERMINATION OF EMPLOYMENT

        Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

        RESTRICTIONS ON TRANSFER

        Rights granted under the Purchase Plan are not transferable otherwise than by will or the laws of descent and distribution or by designation of a beneficiary to receive rights, shares or accumulated payroll deductions upon the participant's death. Rights may be exercised, during his or her lifetime, only by the person to whom such rights are granted.

        DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the Purchase Plan at any time. The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the Company's stockholders within 12 months of its adoption by the Board if the amendment would (a) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (b) modify the requirements relating to eligibility for participation in the Purchase Plan (to the extent such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or in order to comply with the requirements of Rule 16b-3 under the Exchange Act), or (c) modify the Purchase Plan in any other way if such modification requires stockholder approval in order for the Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

        Rights and obligations under any rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of such plan without the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulations or to ensure that the Purchase Plan and/or rights granted under it comply with the requirements of Section 423 of the Code.

        EFFECT OF CERTAIN CORPORATE EVENTS

        If any change is made in the stock subject to the Purchase Plan, or subject to any rights granted under the plan, the Purchase Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the plan and the class(es) and number of shares and price per share of stock subject to outstanding rights as the Board determines.

        In the event of a dissolution, liquidation or specified type of merger or acquisition of the Company, then, as determined by the Board in its sole discretion, the surviving or acquiring corporation may assume the rights under the Purchase Plan or substitute similar rights, such rights may continue in full force and effect, or participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to any such event and the participants' rights under the offering may be terminated.

        STOCK SUBJECT TO PURCHASE PLAN

        If rights granted under the Purchase Plan for any reason terminate without having been exercised, the Common Stock not purchased under such rights again becomes available for issuance under such plan.

        FEDERAL INCOME TAX INFORMATION

        Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchase shares.

        If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (a) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (b) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is 20% while the maximum ordinary rate is effectively 39.6% at the present time.

        If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be long or short-term depending on whether the stock has been held for more than one year.

        There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disposition before the expiration of the holding periods described above (subject to the requirement of reasonableness and, perhaps, in the future the satisfaction of a withholding obligation).

        NEW PLAN BENEFITS

        The benefits that will be received by the Named Executive Officers (as hereinafter defined), all executive officers as a group and all non-executive officer employees as a group under the Purchase Plan are not determinable at the present time as the number and dollar value of shares that may be purchased in the future are dependent upon the amount of payroll deductions each person may elect. Non-employee directors are not eligible to purchase shares under the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of August 25, 2003 by: (i) each person or group known by the Company to be the beneficial owner of more than 5% of the Company's common stock, (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group.

	Beneficial Ownership (1)
Name and Address (2) of Beneficial Owner	Number of Shares	Percent of Total

SNPE, Inc. (3) 101 College Road East Princeton, NJ 08540	2,763,491	54.48

Mr. Yvon Pierre Cariou (4)	28,500	*

Mr. Richard A. Santa (4)	115,914	2.28

Mr. John G. Banker (4)	35,337	*

Mr. Bernard Hueber (4)	17,500	*

Mr. Dean K. Allen (4)	43,000	*

Mr. Bernard Fontana (4)	17,500	*

Dr. George W. Morgenthaler (4)	112,778	2.22

Mr. Michel Philippe (4)	17,500	*

Mr. Gerard Munera (4)	17,500	*

Mr. Yves Charvin	7,500	*

All executive officers and directors as a group (5) (10 persons)	413,029	7.73

_______________

* Less than 1%

(1)     This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 5,072,943 shares outstanding on August 25, 2003, adjusted as required by rules promulgated by the SEC.

(2)     Unless otherwise indicated, the address of each beneficial owner is c/o Dynamic Materials Corporation, 5405 Spine Road, Boulder, Colorado 80301.

(3)     The information reported is based solely on information contained in the Form 4 filed by each of SNPE, Inc., SOFIGEXI, and SNPE. Each reported that it had shared voting and investment power and beneficial ownership of 2,763,491 shares.

(4)     Amounts reported include shares subject to stock options exercisable within 60 days of August 25, 2003 as follows: Mr. Cariou, 22,500 shares; Mr. Santa, 99,750 shares; Mr. Banker, 17,250 shares; Mr. Hueber, 17,500 shares; Mr. Allen, 30,000 shares; Mr. Fontana, 17,500 shares; Dr. Morgenthaler, 25,000 shares; Mr. Philippe, 17,500 shares; Mr. Munera, 17,500 shares; and Mr. Charvin, 7,500 shares. Shares of common stock subject to options that are exercisable within 60 days of August 25, 2003 are deemed to be beneficially owned by the person holding those options for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing any other person's percentage ownership.

(5)     The amount reported includes 272,000 shares subject to stock options exercisable within 60 days of August 25, 2003. The applicable percentage is based on 5,344,943 shares outstanding, which includes shares subject to stock options exercisable within 60 days.

        Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC an initial report of ownership and to report changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

        Financial Performance

        The following graph compares the performance of the common stock with the Nasdaq Non-Financial Stocks Index and the Nasdaq Composite (US) Index. The comparison of total return (change in year end stock price plus reinvested dividends) for each of the years assumes that $100 was invested on December 29, 1997 in each of the Company, Nasdaq Non-Financial Stocks Index and the Nasdaq Composite (US) Index with investment weighted on the basis of market capitalization. Historical results are not necessarily indicative of future performance.

Total Return Analysis	12/29/97	12/31/98	12/31/99	12/31/00	12/29/01	12/31/02
Dynamic Materials Corporation	$ 100.00	$ 46.88	$ 14.88	$ 12.50	$ 49.38	$ 29.63
Nasdaq Non-Financial Stocks	$ 100.00	$ 146.75	$ 287.71	$ 167.99	$ 128.46	$ 83.94
Nasdaq Composite (US)	$ 100.00	$ 140.99	$ 261.49	$ 157.77	$ 125.16	$ 86.53

EXECUTIVE COMPENSATION

        Compensation of Directors

        During 2002, each non-employee director of the Company has received a quarterly retainer of $1,000 and per meeting fees of $1,000 for attendance at non-telephonic Board meetings, $500 for attendance at telephonic Board meetings and $250 for attendance at committee meetings. In the fiscal year ended December 31, 2002, the aggregate compensation paid to all non-employee directors was $43,333. The members of the Board of Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings, in accordance with Company policy.

        Each non-employee director of the Company also receives automatic grants of non-statutory stock options under the Company's Amended and Restated 1997 Equity Incentive Plan. Upon the initial election or appointment of a non-employee director to the Company's Board of Directors, such director is automatically granted, without further action by the Company, the Board of Directors or the stockholders of the Company, a non-statutory option to purchase 7,500 shares of common stock. On the date of each annual meeting of the Company's stockholders, each person who is then a non-employee director is automatically granted an option to purchase that number of shares of common stock of the Company determined by multiplying 5,000 shares by a fraction, the numerator of which is the number of days the person continuously has been a non-employee director since the date of the last annual meeting as of the date of grant and the denominator of which is 365. The exercise price of such options may not be less than 85% of the fair market value of the common stock subject to the option on the date of the option grant. The options may be exercised as provided in each option agreement which typically states that the option may not be exercised until the date upon which the option holder has provided one year of continuous service as a non-employee director following the date of grant of the option. The term of each option is 10 years. If the non-employee director's continuous status as a director terminates, the option will terminate on the earlier of its expiration date and three months following the date of such termination.

        During the fiscal year ended December 31, 2002, the Company granted options covering an aggregate of 37,500 shares to seven individuals serving as non-employee directors of the Company, at a weighted-average exercise price of $2.25 per share. During the fiscal year ended December 31, 2002, options for an aggregate of 5,000 shares of common stock were exercised by individuals currently serving as non-employee directors.

        Compensation of Executive Officers

SUMMARY OF COMPENSATION

        The following table shows compensation awarded or paid to, or earned by, the Company's executive officers and certain other employees during the fiscal years ended December 31, 2002, 2001 and 2000:

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Options (#)	All other Compensation ($)
Yvon Pierre Cariou	2002	225,000	90,000	-	30,000	8,070 (3)
President and	2001	185,000	101,000	-	30,000	285 (4)
Chief Executive Officer (2)	2000	23,130	10,000	-	-	-

Richard A. Santa	2002	205,000	65,600	-	23,000	9,360 (5)
Vice President, Chief	2001	200,000	64,000	-	23,000	8,519 (6)
Financial Officer and	2000	157,037	16,500	-	10,000	6,537 (7)
Secretary

John G. Banker	2002	128,750	146,551	-	23,000	6,379 (9)
Vice President,	2001	125,000	100,241	-	23,000	8,366 (10)
Sales and Marketing (8)	2000	65,866	10,000	-	-	1,528 (11)

Gary Burke	2002	93,000	23,500	-	5,000	3,863 (12)
General Manager,	2001	88,000	22,000	-	8,000	2,911 (12)
Mt. Braddock Facility	2000	78,000	8,200	-	5,000	3,095 (12)

Don Rittenhouse	2002	94,000	15,040	-	5,000	3,760 (12)
Corporate Controller	2001	87,000	10,440	-	8,000	3,413 (12)
	2000	74,750	7,500	-	2,500	2,974 (12)

(1)  Except as disclosed in this column, the amount of perquisites provided to each Named Executive Officer did not exceed the lesser of $50,000 or 10% of total salary and bonus for each fiscal year.

(2)    Mr. Cariou joined the Company in November 2000.

(3)    Includes $2,570 of life insurance premiums $5,500 of matching contributions under the 401(k) plan.

(4)    Includes $285 of matching contributions under the 401(k) plan.

(5)    Includes $3,860 of life insurance premiums and $5,500 of matching contributions under the 401(k) plan

(6)    Includes $3,269 of life insurance premiums and $5,250 of matching contributions under the 401(k) plan.

(7)    Includes $1,287 of life insurance premiums and $5,250 of matching contributions under the 401(k) plan.

(8)    Mr. Banker joined the Company in June 2000.

(9)    Includes $1,427 of life insurance premiums and $4,952 of matching contributions under the 401(k) plan

(10)  Includes $3,783 of life insurance premiums and $4,583 of matching contributions under the 401(k) plan.

(11)  Includes $1,528 of life insurance premiums.

(12)  Matching contributions under the 401(k) plan.

STOCK OPTIONS

        The Company grants options to its executive officers under its Amended and Restated 1997 Equity Incentive Plan. As of August 25, 2003, options to purchase a total of 658,498 shares were outstanding under this plan and options to purchase 175,250 shares remained available for grant thereunder.

        The following table shows certain information regarding options granted to the Company's above-referenced officers and certain other employees during the fiscal year ended December 31, 2002:

OPTION GRANTS IN FISCAL YEAR 2002

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2002	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Yvon Pierre Cariou	30,000	23.3%	$3.35	4/18/2012	63,204	160,171

Richard A. Santa	23,000	17.8%	$3.35	4/18/2012	48,456	122,798

John G. Banker	23,000	17.8%	$3.35	4/18/2012	48,456	122,798

Gary Burke	5,000	3.9%	$3.35	4/18/2012	10,534	26,695

Don Rittenhouse	5,000	3.9%	$3.35	4/18/2012	10,534	26,695

        The following table shows for the fiscal year ended December 31, 2002, certain information regarding options exercised by, and held at year-end by, the Company's above-referenced officers and certain other employees:

OPTION EXERCISES IN FISCAL YEAR 2002 AND FISCAL YEAR-END OPTION VALUES
			Number of securities underlying unexercised options at December 31, 2002	Value of unexercised in-the-money options at December 31, 2002 (1)
Name	Shares acquired on exercise (#)	Value realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

Yvon Pierre Cariou	-	-	7,500/52,500	$3,713/$11,138

Richard A. Santa	-	-	83,250/47,750	$5,946/$11,639

John G. Banker	-	-	5,750/40,250	$2,846/$8,539

Gary Burke	-	-	24,875/14,125	$2,540/$4,520

Don Rittenhouse	-	-	22,250/12,250	$1,765/$3,745

____________________

         (1)     i.e., value of options for which the fair market value of the common stock at December 31, 2002 ($2.37) exceeds the exercise price.

        Employment Agreements

        Mr. Yvon Cariou has an employment agreement with the Company, under which he is entitled to receive six months salary in the case of termination of Mr. Cariou's employment without cause. The agreement has an indefinite term. Mr. Yvon Cariou's base salary was increased to $240,000 effective December 23, 2002.

        Mr. Richard Santa has an employment agreement with the Company under which he is entitled to receive 26 weeks of salary if (i) he is involuntarily terminated without cause or (ii) there is a change of control of the Company. The employment agreement has an indefinite term. Mr. Richard Santa's base salary was increased to $211,000 effective December 23, 2002.

        Mr. John Banker has an employment agreement with the Company for a five-year term ending June 16, 2005. The agreement provides that if the Company terminates Mr. Banker's employment involuntarily without cause, he is entitled to receive his base salary for a period ending upon the later of (i) six months from the date of termination or (ii) the fifth anniversary of the date of the agreement, provided that he continues to comply with the applicable provisions of the agreement. Mr. John Banker's base salary was increased to $132,500 effective December 23, 2002.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors of the Company has selected Ernst & Young as the Company's independent accountants for the year ending December 31, 2003.

        On July 12, 2002, the Board of Directors of the Company, upon the recommendation of its Audit Committee, dismissed Arthur Andersen LLP ("Arthur Andersen" or "AA") as the Company's independent public accountants and engaged Ernst & Young LLP ("E&Y") to serve as the Company's independent public accountants for the year ending December 31, 2002.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with its audits for the Company's years ended December 31, 2001 and 2000 and through July 12, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA's satisfaction, would have caused AA to make reference to the subject matter in connection with AA's report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        We have requested Arthur Andersen to furnish us a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A representative of Arthur Andersen has informed the Company that Arthur Andersen is no longer furnishing such letters.

        Representatives of E&Y are expected to be present at the Annual Meeting, and therefore will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee, as of December 31, 2002, was comprised of Mr. Dean K. Allen, Dr. George W. Morgenthaler and Mr. Gerard Munera, each of whom are independent as such term is defined in Rule 4200(a)(15) of the NASD listing standards. As required by the written Charter of the Audit Committee adopted by the Board of Directors in June, 2000, the Audit Committee reviewed and discussed the audited financial statements for the Company with the Company's management. The Audit Committee has also discussed with Ernst & Young, the Company's independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. The Audit Committee has received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with Ernst & Young that firm's independence. Nothing came to the attention of the Audit Committee that caused the Audit Committee to believe that the audited financial statements contain any materially misleading information or omit any material information. Based upon these discussions and the Audit Committee's review, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

        The Audit Committee also reviewed and discussed the fees paid, as listed below, to Ernst & Young during the last fiscal year for audit and non-audit services and has determined that the provision of the non-audit services are compatible with Ernst & Young's independence. For fiscal year 2002, the Company paid Ernst & Young and Arthur Andersen aggregate fees of approximately $104,595.

        Audit Fees

        The Company paid Ernst & Young approximately $87,935 for aggregate fees billed for professional services rendered for the audit of the Company's 2002 annual financial statements and review of the Company's 2002 quarterly financial statements. In addition, the Company paid Arthur Andersen $6,000 for a review of the financial statement for the first quarter of 2002.

        Financial Information Systems Design and Implementation Fees

        None of the auditing firms rendered financial information systems design and implementation services and therefore no fees were billed for such services.

        All Other Fees

        The Company did not pay out any fees in 2002 for other professional services, including services associated with proxy filings, federal and state tax compliance and business advisory services.

        Audit Committee Members

        Dean K. Allen
        George W. Morgenthaler
        Gerard Munera

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Company's executive compensation program is administered by the Compensation Committee of the Board, which is composed of four non-employee members of the Board. The Compensation Committee reviews compensation arrangements of all executive officers of the Company and recommends certain arrangements to the Board for approval. In reviewing the compensation of individual executive officers, the Compensation Committee takes under consideration published industry compensation surveys, compensation paid to executive officers at other comparable companies, current market conditions and the recommendations of management.

        Compensation Philosophy

        The Company's compensation philosophy is to (i) provide a compensation program that will be able to attract and retain high caliber managerial talent, (ii) provide compensation opportunities that are competitive with those provided by other comparable companies, and (iii) create a balance between short-term performance measures and long-term strategic direction and decisions through incentive programs which are linked to stockholder value. Available forms of executive compensation include base salary, annual performance bonuses and stock options.

        CEO Compensation

        The principal components of compensation for the Chief Executive Officer for fiscal 2002 included base salary, bonus and stock option grants. The Compensation Committee increased Mr. Cariou's base salary from $225,000 to $240,000, effective December 23, 2002, based largely on an assessment of his responsibilities within the Company, publicly available information about salaries of executives with similar responsibilities in companies of comparable size and scope, and the subjective evaluation of his overall performance and contribution to the Company.

        In early 2003, Mr. Cariou was paid a cash bonus of $90,000. The entire amount of this bonus was tied to the Company's achievement of specific operating income performance targets for the year ended December 31, 2002 that were set at the beginning of 2002. On April 28, 2002, the Compensation Committee granted Mr. Cariou an option to purchase 30,000 shares of Dynamic Materials Corporation common stock at an exercise price of $3.35 per share. The exercise price was set at the fair market value on the date of grant and the option vests 25% annually beginning on the first anniversary date of the grant. The stock option expires ten years from the date of grant.

        Base Salary

        Base salary for executive officers is determined in the same manner as that of other salaried employees. Salary guidelines are established by comparing the responsibilities of the individual's position in relation to similar positions in comparable companies. Individual salaries are determined considering the person's performance against certain corporate objectives, such as successful execution of the Company's strategy, comparisons of budgeted amounts to actual amounts and overall profitability of the Company.

        Bonus Plan

        The Bonus Plan, an annual incentive award plan, is a variable pay program for officers and other senior managers of the Company to earn additional annual cash compensation. The actual incentive award earned depends on the extent to which the Company or division objectives are achieved. At the start of each year, the Compensation Committee and the Board review and approve the performance objectives for the Company and individual officers. The Company's objectives consist of operating, strategic and financial goals that are considered critical to the Company's fundamental long-term goal - building stockholder value.

        After the end of the year, the Compensation Committee evaluates the degree to which the Company has met its goals and establishes a total bonus award pool under the Bonus Plan. Individual awards are determined by evaluating each participant's performance against personal objectives and allocating a portion of the award pool base upon a participant's contribution during the year. Awards are paid in cash in January or February following the performance year.

        Amended and Restated 1997 Equity Incentive Plan

        The 1997 Plan authorizes the Compensation Committee, or its designee, to grant incentive or non-statutory stock options to purchase shares of the Company's common stock. The purpose of the 1997 Plan is to enable the Company to attract, retain and motivate its employees and to enable employees to participate in the long-term growth of the Company by providing for or increasing the proprietary interest of such employees in the Company. Periodic grants are generally made annually to eligible employees, with additional grants being made upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Grants to executive officers under the 1997 Plan are designed to align a portion of the executive's compensation with the long-term interests of the Company's stockholders.

        Compensation Committee Members

        Dean K. Allen
        Michel Philippe
        George W. Morgenthaler
        Bernard Hueber

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 16, 2001, the Company announced that it had reached agreement to acquire 100% of the stock of Nobelclad Europe S.A. ("Nobelclad") and Nitro Metall Aktiebolag ("Nitro Metall") from Nobel Explosifs France ("NEF"). Nobelclad and Nitro Metall operate cladding businesses located in Rivesaltes, France and Likenas, Sweden, respectively, which generated combined revenues of approximately $10.5 million in calendar year 2000. NEF is wholly owned by Groupe SNPE and is a sister company to SNPE, Inc., which owns 55% of the Company's common stock. Mr. Bernard Fontana, a Director of the Company, is the President of SNPE, Inc. The acquisition closed on July 3, 2001. The purchase price was financed through a $4.0 million intercompany note agreement between the Company and SNPE, Inc. and the assumption of $1.23 million in third party bank debt associated with Nobelclad's acquisition of Nitro Metall from NEF prior to the Company's purchase of Nobelclad stock.

          The Company has a sales commission agreement with Clad Metal Products, Inc. which is 100% owned by Mr. John Banker, an executive Officer of the Company. Under this agreement, the Company will pay Clad Metal Products, Inc. 20% of the commissions that it earns on sales of certain non-explosion clad products. During fiscal year 2002, $78,308 was earned in commission and was subsequently paid in 2003.

OTHER MATTERS

          The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

          By Order of the Board of Directors,

          /s/ RICHARD A. SANTA
          RICHARD A. SANTA
          Vice President, Chief Financial Officer and Secretary

          September 15, 2002

          Accompanying this proxy statement is a copy of the Company's Annual Report to Stockholders, which includes the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002. Additional copies of the Annual Report and the Form 10-K are available without charge upon written request to: Corporate Secretary, Dynamic Materials Corporation, 5405 Spine Road, Boulder, Colorado 80301.

APPENDIX A

PROXY	PROXY

DYNAMIC MATERIALS CORPORATION
5405 SPINE ROAD, BOULDER, COLORADO 80301

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
FOR THE ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 15, 2002

          The undersigned hereby constitutes and appoints Yvon Pierre Cariou and Richard A. Santa, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Dynamic Materials Corporation to be held at 5405 Spine Road, Boulder, Colorado on October 15, 2002, at 9:00 a.m. local time, and at any postponements, continuations and adjournments thereof, on all matters coming before said meeting.

          You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations. The persons named herein as agents and proxies cannot vote your shares unless you sign and return this card.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

DYNAMIC MATERIALS CORPORATION
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. (X)

1.	Election of Directors	FOR all nominees (except as marked to the contrary below) [ ]	WITHHOLD AUTHORITY to vote for all nominees [ ]
(INSTRUCTION: To withhold authority to vote for any individual nominee mark the box next to the nominee's name below)
	Bernard Hueber [ ]	Gerard Munera [ ]

2.	Increase number of shares to Employee Stock Purchase Plan by 50,000 shares
	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	Upon such other matters as may properly come before the meeting
	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1 through 3.
The Board of Directors recommends a vote "FOR" the listed proposal.

Dated: ___________________, 2003

Signature(s)_____________________________

_______________________________________

     Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give a title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

APPENDIX B

PROXY	PROXY

DYNAMIC MATERIALS CORPORATION
5405 SPINE ROAD, BOULDER, COLORADO 80301

Employee Stock Purchase Plan

Adopted January 9, 1998
Approved by the Stockholders on May 22, 1998

1.     PURPOSE

     a.      The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Dynamic Materials Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1 (b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

               1.      The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

               2.      The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

               3.      The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.       ADMINISTRATION

     a.      The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

     b.      The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

     c.      To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

     d.      To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

     e.      To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

     f.      To amend the Plan as provided in paragraph 13.

     g.      Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     h.      The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.      SHARES SUBJECT TO THE PLAN

     a.       Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one hundred twenty-five thousand (125,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     b.       The stock subject to the Plan may be unissued stock or reacquired stock, bought on the market or otherwise.

4.      GRANT OF RIGHTS; OFFERING

     a.      The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8 hereof, inclusive.

     b.      If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later granted right, if two rights have identical exercise prices) will be exercised.

5.      ELIGIBILITY

     a.      Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliates is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     b.      The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

               1.      the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

               2.      the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     c.      No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     d.      An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     e.      Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.      RIGHTS; PURCHASE PRICE

     a.      on each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     b.      connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     c.      the purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

               1.      an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

               2.      an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.      PARTICIPATION; WITHDRAWAL; TERMINATION

     a.      An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     b.      At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     c.      Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     d.      Rights granted under the Plan shall not be transferable by a participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such rights are granted.

8.      EXERCISE

     a.      On each Purchase Date specified therefor in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

     b.      No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.      COVENANTS OF THE COMPANY

     a.      During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

     b.      The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.      USE OF PROCEEDS FROM STOCK

     Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.      RIGHTS AS A STOCKHOLDER

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's share holdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

12.      ADJUSTMENTS UPON CHANGES IN STOCK

     If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction not involving the receipt of consideration by the Company.")

     In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation, (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.      AMENDMENT OF THE PLAN

     The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

               1.      Increase the number of shares reserved for rights under the Plan; Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

               2.      Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.      DESIGNATION OF BENEFICIARY

     A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.      TERMINATION OR SUSPENSION OF THE PLAN

     The Board in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.      EFFECTIVE DATE OF PLAN.

     The Plan shall become effective on January 1, 1998 (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or the Committee.